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                                                                    EXHIBIT 23.2



                    CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS


As independent public accountants, we hereby consent to the incorporation of our reports dated February 20, 1997 on the Consolidated Financial Statements of MFS Communications Company, Inc., included in this Form 8-K/A, into WorldCom, Inc.'s previously filed registration statements on Forms S-3 (File Nos. 33-63810, 33-71510, 33-87514, 33-77964, 33-87516, 33-58719, 333-10455, 333-10459 and
333-20911) and on Forms S-8 (File Nos. 33-69322, 33-71450, 33-52168, 33-89072,
333-02115, 333-10349, 333-30279, 333-30281, 333-16531 and 333-16015).



                                                             ARTHUR ANDERSEN LLP

Omaha, Nebraska,
December 18, 1997.